UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 9, 2016 (June 3, 2016)

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2016 and effective June 14, 2016, Towerstream Corporation (the "Company") appointed Frederick Larcombe, 60, as the Company's Chief Financial Officer. From 2008 to the present, Mr. Larcombe, as a principal of Your CFO Solution, a group of seasoned financial professionals, has provided senior financial leadership services on an outsourced basis to several companies in various industries since 2008. He has served as Chief Financial Officer of Rittenhouse Foods, Inc. (a private food distribution company) from 2015 to the present and as Chief Financial Officer of InterCore, Inc. (OTCPink: ICOR) (a publicly-held developer of software to monitor driver fatigue) from 2010 to the present. He also served as Chief Financial Officer of Taft & Partners, LP (a professional services firm) from 2012 to 2016 and as Chief Financial Officer of iBio, Inc. (NYSE: IBIO) (a publicly-held biopharmaceutical company) from 2009 to 2011. Mr. Larcombe began his career with PriceWaterhouseCoopers. A Canadian subsidiary of InterCore, Inc. was placed into a reorganization bankruptcy proceeding under Canadian law in April 2015. Mr. Larcombe received a Bachelor of Science degree in Accounting from Seton Hall University, was designated a Certified Public Accountant in New Jersey (currently inactive), and is an alumnus of the Executive Development Program at Harvard Business School. Mr. Larcombe is to receive compensation of $5,120 per week pursuant to an engagement letter agreement (the "Engagement Letter") between the Company and Mr. Larcombe filed as Exhibit 10.1 to this Current Report on Form 8-K. The Engagement Letter has a term of six months.

There are no arrangements or understandings between Mr. Larcombe and any other persons pursuant to which Mr. Larcombe was appointed as an officer of the Company. In addition, there are no family relationships between Mr. Larcombe and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.  Furthermore, since the inception of the Company, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Larcombe had or will have a direct or indirect material interest, and there are currently no such proposed transaction.

On June 3, 2016, the Company entered into a Separation Agreement (the “Separation Agreement”) with Joseph Hernon, the Company’s former Chief Financial Officer, pursuant to which Mr. Hernon resigned from all positions with the Company and its subsidiaries. Among other terms and conditions, the Separation Agreement provides for the mutual release of claims, liabilities and causes of action by Mr. Hernon and the Company and payment of three months of base salary, or an aggregate of $81,250, in a lump sum payment due July 1, 2016.

Unless revoked, the Separation Agreement becomes effective eight days following execution. Mr. Hernon’s decision to resign did not result from any disagreement with the Company, the Company’s management or the Board of Directors.

The foregoing description of the terms of the Engagement Letter and Separation Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Separation Agreement and Engagement Letter and Separation Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Engagement Letter dated June 8, 2016

10.2	Separation Agreement dated June 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Date: June 9, 2016	By:	/s/ Philip Urso
Philip Urso, Interim Chief Executive Officer